EXHIBIT 99.1
1 1 AMDL, INC. Investor Presentation July 3, 2008 Gary Dreher, CEO & President Doug MacLellan, Board Member

2 Disclosure Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward- looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to AMDL Inc., except for the historical information contained herein, the matters discussed in this document are forward looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties related to the Company's access to additional capital, competition and dependence on key management.

3 3 Founded in 1987, Tustin, California-based AMDL Inc. is one of the fastest growing, vertically-integrated specialty pharmaceutical companies on the market. In combination with its Chinese subsidiary, Jade Pharmaceutical Inc. ("JPI"), the Company engages in the R&D, manufacturing, licensing, & approved for over 178 diagnostic, pharmaceutical, nutritional supplement, and cosmetic products sold in China. The Company owns and operates a GMP approved manufacturing facility in Tustin, CA and 2 certified pharmaceutical manufacturing facilities in China. AMEX Listing: ADL Shares Outstanding: 15.7 M (at June 27, 2008) Market Cap: $47.7M AMDL Overview

Mission Statement Establish the Company as one of the 10 major pharmaceutical companies in China. Increase in sales goal of 100% year over year from 2007 through 2009. Furthering the process of obtaining regulatory approvals for key products in diagnostic and pharmaceutical markets. Continue to take steps towards higher profitability. 4

Seasoned Management Team

AMDL

- Pharmaceutical Industry
- Chinese Pharmaceuticals
- International Business
- Finance
- Policy & Promotion
- Manufacturing
- Research & Development

President, CEO, & AMDL Board Member:
Mr. Gary L. Dreher is a seasoned bio-pharmaceutical executive with over 30 years of industry experience. (Tustin) Team Leader.

Executive Director, Jade Pharmaceutical:
Mr. Frank Zheng holds 22 years of China pharmaceutical business experience. (China) Head of China Ops. & New Product Visionary.

Managing Director, Jade Pharmaceutical & AMDL Board Member:
Mr. Henry Jia holds 20 years of China pharmaceutical and international business experience. (China) New product & Distribution Expert.

CFO: Akio Ariura, CPA holds 18 years of experience in senior accounting positions in various public and private businesses. (Tustin) Small-Cap SOX Compliance Expert.

Director of Investor Relations AMDL:
Ms. Kristine Szarkowitz holds 15 years experience in senior communications positions in public & private companies.

General Manager, Jade Pharmaceutical:
Mr. Yuanda Xia holds over 25 years of China Pharmaceutical Manufacturing experience. (China) Head of JJB & YYB Operations.

Senior Manager AMDL R & D:
Andrea Small-Howard, Ph. D. holds over 19 years of experience in research & development in the areas of biochemistry and immunology. (Tustin) DR-70 & CIT Expert.

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6 6 Chairman: Bill Thompson, III, M.D., J.D., has extensive pharmaceutical patent experience ( Independent) Director/Audit & Governance Committee Chairman: Mr. Douglas MacLellan is an international business executive with 24 years of China business with 10 of those focused on the pharmaceutical industry. Doug also has 16 years of experience in the public arena both in senior management and board of directors roles. Director: Edward Arquilla, M.D., Ph.D., with extensive immunopathology experience. (Independent) Director: Mr. Gary Dreher (AMDL CEO) Director: Mr. Henry Jia (Co-founder of Jade Pharmaceutical) Board of Directors

Positioned for Rapid Growth 7 7 Tustin, CA Headquarters Chinese Facility 1 GMP Certified Facility

8 Jade Pharmaceuticals Jade Pharmaceuticals Jade Pharmaceuticals Jade Pharmaceuticals currently manufactures and markets 48 products in China. 24 JJB branded generic drugs 24 YYB traditional Chinese medicines Substantial distribution network of 118 distributors. 51 JJB distributors 67 YYB distributors 67 YYB distributors 67 YYB distributors 67 YYB distributors 67 YYB distributors 67 YYB distributors 67 YYB distributors 67 YYB distributors 67 YYB distributors China GMP Facilities YanBian YiQiao Bio-chemical Co. Ltd. (YYB) Located in the Jilin Province in northern China JiangXi JieZhong Pharmaceutical Co. Ltd. (JJB) Located in Jiangxi Province in southern China

Diversified Product Portfolio 9

10 Rapid Growth in Chinese Market for Health Products China's GDP growing at 8-10% annually. China's pharmaceuticals market is forecast to become the world's fifth largest by 2010 - and the largest by 2050. 2050. 2050. 2050. 2050. 2050. 2050. 2050. (1) Source: IMS Health Access (2) Source: PricewaterhouseCoopers- "Investing in China's Pharmaceutical Industry" (3) Source: Bio-portfolio- Biotechnology Management Report (2) (3) $100 billion market serving 200 million people. 168 major cities with over 1 million people. OTC pharmaceutical industry growing at 30% annually. (1) (1) (1) 1

11 The DR-70 ELISA test is used to monitor fibrin degradation products (FDP); it is currently being reviewed by the FDA. DR-70 is a standardized ELISA test to monitor the presence of colorectal cancer (CRC). CRC is the 3rd most common cancer worldwide & 2nd most common form of cancer in the U.S. CRC is responsible for 665,000 deaths worldwide & 150,000 deaths in the U.S. CRC is one of the most treatable cancers * Source: World Health Organization DR-70 Cancer Test DR-70 Cancer Test DR-70 Cancer Test

12 12 Approved in Canada for Lung Cancer Detection. Approved in Taiwan as a General Cancer Screen. Korean approval is for importation and sales as a General Cancer Screen. Approval in China (SFDA) is possible in 2010. FDA approval submission is for the monitoring of colon cancer patients. Has the CE Mark authorizing sales into the EU Community as a General Cancer Screen. DR-70 Regulatory Approvals

13 13 A US patented technology (patent issued May 25, 2004). Shown to be effective in reprogramming a cancer patient's immune system to target and destroy cancer cells. CIT vaccine intended to protect patients known to be at risk because of family history for certain types of cancer. Phase I trials have been successfully completed in Canada. Phase II trials are planned to be conducted by JPI in 2008. CIT Cancer Vaccine

14 Goodnak Human Placental Histosolution has been shown to give skin a youthful appearance by increasing cell renewal and smoothing fine lines. Sales for the new anti-aging capsules & lotions products are expected in third quarter 2008. These new non-injectables complement the original Goodnak. AMDL expects to price GOODNAK at $40.00 USD and anticipates gross margins of up to 60%. Goodnak(r) Anti-Aging Treatment

MyGene HPV Test Kit

AMDL

- Obtained sublicense agreement from MyGene International for HPV test in:
  - **China**
  - **Thailand**
  - **Taiwan**
  - **Cambodia**
  - **Singapore**
  - **Vietnam**
  - **Malaysia**
- Estimated HPV tests completed in China alone equal:
  - **2009** **16 million**
  - **2025** **25 million**
- HPV testing is a $250 million worldwide market (Medical News Today).
- HPV screening in China is potentially a $50 million per year market*
- SFDA approval is possible in 2010.

* Conservative estimate of 1,000,000 (there are approximately 455,960,489 women between 15 and 64 years old (2007 CIA Factbook) with an approximate cost of $50 per test (Forbes Magazine 1/28/08)

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16 16 Chemotherapy treatment approved for use for 5 cancers. Breast Lung Prostate Gastric Head & Neck AMDL anticipates approval of this drug by the SFDA in 2008 because Docetaxel has been approved in the United States. Marketed under the name Taxotere by Sanofi Aventis. Docetaxel

17 17 Human Placenta Tissue Injections (Goodnak(r)) 30.55% Domperidone 28.58% Calcium Hydrogen Phosphate and Lysine Tablets 9.01% Glucose Solutions 8.55% Levofloxacin Lactate and Sodium Chloride Injection 5.53% Top 5 Selling Products (by JPI in 2008)

18 18 Total of 75 in house salespeople 300+ third-party, independent representatives in 36 key markets and substantial distribution network of 118 distributors AMDL anticipates expansion into additional 36 key cities in the next 12 months Ultimate goal of penetrating all 168 key cities within next 4 years Ultimate goal of penetrating all 168 key cities within next 4 years Ultimate goal of penetrating all 168 key cities within next 4 years Ultimate goal of penetrating all 168 key cities within next 4 years Ultimate goal of penetrating all 168 key cities within next 4 years Ultimate goal of penetrating all 168 key cities within next 4 years Ultimate goal of penetrating all 168 key cities within next 4 years Sales Figures Southeast 24% East 15% Central 40% Northeast 20% Southwest 1% China Distribution Channels

19 Income Statement Income Statement (In millions) Q1 2008 Q4 2007 Q3 2007 Q2 2007 Q1 2007 (Unaudited) (Unaudited) (Unaudited) (Unaudited) (Unaudited) Revenue $ 3.59 $ 5.36 $ 5.81 $ 2.41 $ 1.42 Cost of Revenue, Total 1.82 2.71 2.23 1.26 0.70 Gross Profit 1.77 2.65 3.58 1.15 0.72 Selling/General/Admin. Expenses, Total 2.87 1.53 3.09 3.25 2.00 Research & Development 0.01 0.02 - - 0.01 Total Operating Expense 2.88 1.55 3.09 3.25 2.01 Income (Loss) from operations (1.11) 1.10 0.49 (2.10) (1.29) Interest Income (Expense), Net Non-Operating (0.17) (0.13) (0.09) (0.10) (0.08) Income (Loss) Before Tax (1.28) 0.97 0.40 (2.20) (1.37) Net Income (Loss) $ (1.47) $ 0.92 $ 0.38 $ (2.26) $ (1.39)

20 Balance Sheet (In millions) Q1 2008 Q4 2007 Q3 2007 Q2 2007 Q1 2007 (Unaudited) (Unaudited) (Unaudited) (Unaudited) (Unaudited) Cash and Short Term Investments $ 3.57 $ 6.16 $ 1.23 $ 3.26 $ 0.47 Total Receivables, Net 3.97 2.96 3.06 1.34 1.28 Total Inventory 0.92 0.92 0.84 0.58 0.64 Prepaid Expenses and Other Current Assets 2.91 2.12 2.78 2.79 2.10 Total Current Assets 11.37 12.16 7.91 7.97 4.49 Property and Equipment, net 11.92 11.67 11.00 9.24 8.95 Intangibles, Net 5.65 5.62 5.14 3.82 3.81 Other Long Term Assets, Total 3.83 3.42 2.12 2.13 1.64 Total Assets $ 32.77 $ 32.87 $ 26.17 $ 23.16 $ 18.89 Accounts Payable 1.56 1.19 1.40 1.00 0.90 Accrued Expenses 0.43 0.49 1.30 0.36 0.43 LT Debt/Capital Leases 3.94 5.16 5.14 5.07 4.67 Other Current liabilities, Total 0.21 0.33 0.86 0.48 1.60 Total Liabilities $ 6.14 $ 7.17 $ 8.70 $ 6.91 $ 7.60 Additional Paid-In Capital 63.12 61.52 54.70 54.09 47.21 Retained Earnings (Accumulated Deficit) (38.36) (36.89) (37.80) (38.18) (35.92) Other Equity, Total 1.87 1.07 0.57 0.34 - Total Equity 26.63 25.70 17.47 16.25 11.29 Total Liabilities & Stockholders' Equity $ 32.77 $ 32.87 $ 26.17 $ 23.16 $ 18.89 Total Common Shares Outstanding 15.48 14.98 12.58 12.48 10.10

21 Guidance Significant increase in revenues anticipated during 2008. (in thousands) Quarter 2- $ 6,327 Quarter 3- $13,117 Quarter 4- $15,726 Total- $35,170 AMDL anticipates record net income of $11,030,000 before currency adjustments for 2008. Increase in revenues as a result of the new distribution agreements signed in 2007 coming into effect.

22 Projected Performance 2008 Forecast (in thousands) Q1 Actual Q2 (Estimate) Q3 (Estimate) Q4 (Estimate) Total (Estimate) (Unaudited) (Unaudited) (Unaudited) (Unaudited) (Unaudited) Revenue $ 3,588 $ 6,327 $ 13,117 $ 15,726 $ 38,758 Cost of Sales (1,817) (2,967) (5,900) (6,698) (17,382) 1,771 3,360 7,217 9,028 21,376 Research & Development (8) (20) (75) (110) (213) Selling, General and Administrative (2,868) (2,120) (1,898) (1,662) (8,548) Income (Loss) from Operations (1,105) 1,220 5,244 7,256 12,615 Other Income (Expense) (63) 35 35 35 42 Interest Expense (net) (103) (33) (33) (33) (202) Income (Loss) Before Tax (1,271) 1,222 5,246 7,258 12,455 Provision for Income Taxes (201) (223) (458) (543) (1,425) Net income (loss) (1,472) 999 4,788 6,715 11,030 Foreign currency translation gain 783 100 150 175 1,208 Comprehensive Income (Loss) $ (689) $ 1,099 $ 4,938 $ 6,890 $ 12,238

Peer Comparison & Valuation

AMDL

	Market Cap (M)	Share Price**	Price to Cash	P/E (TTM)	Price to Sales	Sales Growth (MRQ) vs.1 year ago	Gross Margin	Net Profit Margin
AMDL	**$45**	**$3.04**	-	**6.56***	**1.61***	**151.97**	**53.28**	**33.00***
CMED	**$1,119**	**$43.28**	**24.88**	**25.88**	**8.90**	**74.26**	**62.17**	**35.51**
AOB	**$765**	**$9.78**	**15.43**	**15.70**	**4.54**	**50.72**	**69.98**	**26.66**
SSRX	**$214**	**$9.85**	-	**18.12**	**7.70**	**56.81**	**90.31**	**42.47**
CPHI	**$82**	**$2.21**	-	**5.67**	-	-	-	-
KUN	**$70**	**$3.54**	**24.19**	**33.31**	**3.54**	**26.79**	**71.63**	**11.26**
Average	**$383**	**$11.95**	**21.50**	**19.74**	**6.17**	**72.11**	**69.47**	**28.98**
	S&P 500		**12.89**	**18.92**	**2.43**	**12.97**	**34.80**	**11.19**

AMDL, Inc.
China Medical Technologies
American Oriental Bioengineering
3SBio
China Pharma Holdings
China Shenghuo Pharmaceuticals

* Based on 2008 AMDL guidance to peer company's actual

** at June 20, 2008 for all except June 10, 2008 for SSRX and CPHI

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24 24 Source: Big Charts Financial View Stock Price (6/27/2008) $3.03 2007 Revenue $15.00 Million Market Cap 47.74 Million 2007 Gross Profit $8.1 Million 52 Week High $5.10 Q1 2008 Revenue $3.59 Million 52 Week Low $2.25 Q1 2008 Gross Profit $1.77 Million Average Volume 39,053 Q1 2008 sales growth vs. Q1 2007 151.9% Share Price and Volume Other Financial Data

25 25 Increase in sales goal of 100% year over year from 2007 through 2009 years. Revenue for 2008 expected to be $38 million with net income of $11 million before currency exchange. New Goodnak products will complement original injectable formula, these products have high margins of up to 60%. Recently signed a LOI to acquire Sichuan Zhitong Pharmaceutical, Ltd (SZP). SZP currently distributes injectable products and medical devices. Proprietary products DR-70, Combination Immunogene Therapy, and MyGene HPV test. Highlights